Exhibit 32
CERTIFICATION

In connection with the Quarterly Report of EQT GP Holdings, LP (“EQGP”) on Form 10-Q for the period ended September 30, 2015, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned certify pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of EQGP.

/s/ David L. Porges	October 22, 2015
David L. Porges Chairman, President and Chief Executive Officer, EQT GP Services, LLC, EQGP’s General Partner

/s/ Philip P. Conti	October 22, 2015
Philip P. Conti Senior Vice President and Chief Financial Officer, EQT GP Services, LLC, EQGP’s General Partner